UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2016, Gopher Protocol Inc. (the “Company”) issued a press release announcing that, in connection with its GopherInsight™ licensed technology, the Company and its partners have agreed on the name "GUARDIAN" for the Company's first product.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In addition, on March 16, 2016, the Company issued a press release regarding the completion of its development of the Company's software package, "Epsilon EDA".

A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Additionally, on March 18, 2016, the Company issued a press release announcing that it has received through Dr. Dan Rittman in connection with that certain exclusive license agreement between the Company and Dr. Rittman, a Notice of Allowance for the "GOPHERINSIGHT" and "GOPHERNET" trademark applications.

A copy of the Company’s press release is attached hereto as Exhibit 99.3.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated March 9, 2016
99.2	Press Release dated March 16, 2016
99.3	Press Release dated March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:/s/ Michael Murray
-----------------------------------------
Name: Michael Murray
Title: CEO, President, Secretary,
Treasurer and Director

Date: March 22, 2016
           Perris, California